COMPLETION GUARANTY

WHEREAS, KEWALO DEVELOPMENT LLC, a Hawaii limited liability company (the “Borrower”), has applied to FIRST HAWAIIAN BANK, WELLS FARGO BANK, N.A., BANK OF HAWAII and CENTRAL PACIFIC BANK (collectively, the “Lender”) for a loan (the “Loan”) in the principal sum of up to ONE HUNDRED TWENTY MILLION AND NO/100 DOLLARS ($120,000,000.00), the proceeds from which will be used to finance the costs of acquiring, developing, designing, constructing, furnishing, marketing and selling a high-rise condominium project to be known as “Waihonua” (the “Project”) to consist of three hundred forty-one (341) residential condominium units, together with other appurtenant improvements and amenities (the “Improvements”), on certain land owned by the Borrower in Honolulu, Hawaii, all as more particularly described in certain plans and specifications dated March 26, 2012, prepared by Design Partners Incorporated, and listed on Schedule “1” attached hereto and made a part hereof (the “Plans and Specifications”); and

WHEREAS, the Loan is to be made upon and in accordance with the terms and conditions set forth in that certain Loan Agreement to be executed by the Borrower and the Lender in connection with the Loan (the “Loan Agreement”); and

WHEREAS, A & B PROPERTIES, INC., a Hawaii corporation (hereinafter called the “Completion Guarantor”) is the manager of the Borrower, and the  sole member of Waimanu Development LLC, the owner of a 50% membership interest in the Borrower, and deems it to be to its own financial benefit that the Lender make the Loan to the Borrower; and

WHEREAS, an essential condition precedent to the obligation of the Lender to make the Loan to the Borrower is the delivery to the Lender of this Completion Guaranty duly executed by the Completion Guarantor;

NOW, THEREFORE, as an essential inducement to the Lender to make the Loan to the Borrower, and as a consideration for its so doing, the Completion Guarantor hereby unconditionally, irrevocably, and absolutely, warrants, represents, covenants and agrees, with the Lender, as follows:

1.           The Completion Guarantor represents and warrants as follows:

(a)           This Completion Guaranty constitutes the legal, valid and binding obligations of the Completion Guarantor, enforceable against it in accordance with the terms, conditions and limitations set forth herein.

(b)           There are no actions, suits, proceedings or investigations currently pending, or, to the best knowledge of the Completion Guarantor, threatened against or affecting the Completion Guarantor or any of the Completion Guarantor’s properties or assets in any court at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, an adverse decision in which might materially affect the Completion Guarantor’s ability to observe and perform the Completion Guarantor’s obligations under this Completion Guaranty.

(c)           All tax returns and reports of the Completion Guarantor required by law to be filed have been duly filed, and all taxes, assessments, contributions, fees and other governmental charges (other than those currently payable without penalty or interest and those currently being contested in good faith) upon the Completion Guarantor or upon the Completion Guarantor’s properties, assets or income which are due and payable have been paid.

(d)           To the best knowledge of the Completion Guarantor, there is no provision of any mortgage, indenture, contract, agreement or instrument applicable to the Completion Guarantor or by which the Completion Guarantor is  bound which materially adversely affects, or in the future (so far as the Completion Guarantor can now reasonably foresee) will materially adversely affect, the Completion Guarantor’s ability to observe and perform the Completion Guarantor’s obligations under this Completion Guaranty, and, to the best knowledge of the Completion Guarantor,  the Completion Guarantor is not in violation of or in default with respect to any material provision of any such mortgage, indenture, contract, agreement or instrument which violation or default gives rise to a remedy that, if exercised, would materially adversely affect the Guarantor's ability to observe and perform the Guarantor's obligations under this Completion Guaranty.

(e)           All financial statements heretofore delivered to the Lender by the Completion Guarantor are true and correct in all material respects, and fairly represent the financial condition of the Completion Guarantor as of the respective dates thereof; and no material adverse changes have occurred in the financial conditions reflected therein since the respective dates thereof.

(f)           The Completion Guarantor, in its capacity as manager of the Borrower, and for the purpose of observing and performing its obligations under this Completion Guaranty, has received, reviewed and approved the Loan Agreement, and all of the “Loan Documents” described therein.  The Completion Guarantor, in its capacity as manager of the Borrower, and for the purpose of observing and performing its obligations under this Completion Guaranty, has also received, reviewed and approved the Plans and Specifications, the “Construction Contract”, as defined in the Loan Agreement, the “Major Contracts”, as defined in the Loan Agreement, the “Bonds”, as defined in the Loan Agreement and all other agreements, contracts, documents and instruments executed by the Borrower in connection with the construction, equipping and furnishing of the Improvements.

(g)           Due Execution of Completion Guaranty.  The execution and delivery of this Completion Guaranty by A & B Properties, Inc., have been duly authorized by the Board of Directors of A & B Properties, Inc., and no other corporate action of A & B Properties, Inc., is required therefor.

2.           The Completion Guarantor hereby irrevocably and unconditionally guarantees to the Lender that:

(a)           Upon the occurrence of an Event of Default (as defined in the Loan Agreement) arising from any failure to construct the Improvements (as defined in the Loan Agreement) substantially in accordance with the Plans and Specifications, or within the time required by Section 7.1 of the Loan Agreement (the “Construction Completion Date”), and the expiration of any applicable grace period therefor, then, and in any such event, the Completion Guarantor shall cause the Improvements to be completed and all requirements of the Loan Agreement with respect thereto fulfilled, by the Construction Completion Date, in full compliance with all applicable statutes, ordinances, building codes, regulations and subdivision, zoning, land use, ecological and environmental requirements, and pursuant to the Plans and Specifications, and shall pay all costs and expenses incurred in connection with such construction, as long as the then  undisbursed Loan proceeds which are allocable to the payment of construction costs for the Improvements, as set forth in the Loan Agreement and the Cost Budget and Cash Flow Forecast, including Retentions (as defined in the Loan Agreement), are made available to and advanced directly to the Completion Guarantor in accordance with the construction loan disbursement procedures contained in the Loan Agreement, and  upon approval of the monthly payment request from the Completion Guarantor by the Lender (and such other parties as may be required by the Loan Agreement).  The Lender may, but shall not be required to, approve any adjustments or changes to the Cost Budget and Cash Flow Forecast, or allocations of contingency line items requested by the Completion Guarantor, which have the effect of increasing the amount of Loan proceeds which are allocable to the payment of construction costs for the Improvements; provided, however, that, unless objected to by the Borrower, the Completion Guarantor shall have the same rights relating to the use of any remaining contingency funds under the Cost Budget and Cash Flow Forecast, and to move and balance individual cost line items as provided to the Borrower under the Loan Agreement. At such time as the Lender shall have disbursed the total amount of such undisbursed Loan proceeds which are allocable to the payment of construction costs for the Improvements, the Lender shall have no further obligation whatsoever to the Completion Guarantor to advance funds for construction costs.  The obligations of the Completion Guarantor hereunder shall, however, continue even after the Lender shall have disbursed the total amount of such undisbursed Loan proceeds.  The Completion Guarantor shall indemnify and hold the Lender harmless from and against any and all loss, costs, liability or expense, including reasonable attorneys’ fees, which the Lender may sustain or incur by reason of any failure by the Completion Guarantor to observe and perform its obligations as set forth in this Section 2(a) (except to the extent that such loss, cost, liability or expense arises out of the Lender’s wilful misconduct or gross negligence), including without limitation any claim by the Borrower objecting to the Lender making available to the Completion Guarantor any of the undisbursed Loan proceeds as provided above.  It is understood and agreed that the Completion Guarantor shall have the right to arrange for and cause the surety company which has issued the performance Bond with respect to the Construction Contract to cause the construction of the Improvements to be completed in accordance with the Construction Contract, and if such surety company does in fact cause the construction of the Improvements to be completed in accordance with the Construction Contract, that the same shall be deemed satisfactory performance by the Completion Guarantor of its obligations under this Section 2(a).  However, the failure or refusal of such surety to cause the construction of the Improvements to be completed in accordance with the Construction Contract (whether or not such failure or refusal is justified or excused) shall not relieve the Completion Guarantor of its obligations under this Section 2(a).

(b)           Upon the occurrence of an Event of Default (as defined in the Loan Agreement) arising from any failure to construct the Improvements (as defined in the Loan Agreement) substantially in accordance with the Plans and Specifications, or by the Construction Completion Date, and the expiration of any applicable grace period therefor, the Lender may at its option (but shall not be obligated to) proceed to complete the construction of the Improvements, either before or after the exercise of any other right or remedy which it may have against the General Contractor or any other person (including without limitation the surety company which has issued the performance Bond with respect to the Construction Contract), and in that event, the Completion Guarantor will, on demand, pay to the Lender all sums (plus interest at the applicable interest rate then in effect under the Note) expended for such purposes by or on behalf of the Lender in excess of the  undisbursed Loan proceeds which are allocable to the payment of construction costs for the Improvements, as set forth in the Loan Agreement and the Cost Budget and Cash Flow Forecast, including Retentions (as defined in the Loan Agreement).

(c)           The “Work”, as described in the Construction Contract,  shall be completed free and clear of any mechanics’ and materialmen’s liens, and all costs of the “Work” will be paid for in full.  Upon the occurrence of an Event of Default arising from the General Contractor’s or the Borrower’s failure to pay any amount due to any subcontractor, materialman, laborer or employee who may be engaged in the “Work”, and the expiration of any grace period therefor, the Completion Guarantor shall, within ten (10) business days after demand, pay all such amounts (except to the extent the same are being contested by the Borrower, the surety company which has issued the labor and material payment Bond with respect to the Construction Contract or  the Completion Guarantor in good faith by appropriate action diligently pursued and that the security afforded by the “Mortgage”, the “Security Agreement”, the “Assignment of Rents” and the “Assignment of Sales Contracts and Proceeds”(as such terms are defined in the Loan Agreement) shall not thereby be subjected to any sale, forfeiture or loss, or reasonable probability thereof), and will indemnify and hold the Lender harmless from and against any and all loss, cost, liability or expense, including reasonable attorneys’ fees, which the Lender may sustain or incur by reason of the assertion of any claims by any such subcontractor, materialman, laborer, employee or other person having a statutory lien right.  It is understood and agreed that the Completion Guarantor shall have the right to arrange for and cause the surety company which has issued the labor and material payment Bond with respect to the Construction Contract to pay all amounts due to any such subcontractor, materialman, laborer or employee, and if such surety company does in fact pay all such amounts, that the same shall be deemed satisfactory performance by the Completion Guarantor of its obligations under this Section 2(c).  However, the failure or refusal of such surety to pay all such amounts (whether or not such failure or refusal is justified or excused) shall not relieve the Completion Guarantor of its obligations under this Section 2(c).

(d)           Upon the occurrence of an Event of Default arising from the Borrower’s failure to remove, bond off, or discharge any mechanic’s or materialman’s lien filed by any subcontractor, materialman, laborer or employee against the Improvements or the Mortgaged Property, or against the proceeds of the Loan, and the expiration of any grace period therefor, the Completion Guarantor shall within ten (10) business days after written demand from the Lender, bond against or pay, the lien amount in order to effect the discharge of the lien against the Improvements or the Mortgaged Property or the proceeds of the Loan, as applicable.  The Completion Guarantor shall  indemnify and hold the Lender harmless therefrom in all respects.  If the Completion Guarantor fails to bond against or pay and discharge any such mechanic’s or materialman’s lien as provided for in this Section 2(d), the Lender may (but shall not be obligated to) procure any required bond to discharge the same, in which event the Completion Guarantor will, on demand, fully reimburse and repay to the Lender all costs and expenses incurred by the Lender in respect thereof, including reasonable attorneys’ fees incident thereto and together with interest thereof at the Default Rate described in the Loan Agreement.  It is understood and agreed that the Completion Guarantor shall have the right to arrange for and cause either the General Contractor or the surety company which has issued the labor and material payment Bond with respect to the Construction Contract to remove, bond off, or discharge any such mechanic’s or materialman’s lien, and if such General Contractor or  surety company does in fact  remove, bond off, or discharge any such mechanic’s or materialman’s lien, that the same shall be deemed satisfactory performance by the Completion Guarantor of its obligations under this Section 2(d).  However, the failure or refusal of such General Contractor or such surety to remove, bond off, or discharge any such mechanic’s or materialman’s lien (whether or not such failure or refusal is justified or excused) shall not relieve the Completion Guarantor of its obligations under this Section 2(d).

(e)           Upon the occurrence of an Event of Default arising from the Borrower’s failure to fund, or otherwise assure the payment, in accordance with the terms of the Loan Agreement, of the shortfall, if any (as determined from time to time by the Lender in accordance with the provisions of the Loan Agreement) between (i) the total amount of “Project Costs”, as defined in the Loan Agreement and (ii) the amounts available (either from proceeds of the Loan, equity funds deposited by the Borrower with the Lender, subordinated financing approved by the Lender, buyers’ deposits used for construction, or otherwise) to pay for all Project Costs, the  Completion Guarantor will, from time to time, and within thirty (30) days after receipt of a written request from the Lender, deposit with the Lender, for disbursement by the Lender pursuant to the terms of the Loan Agreement, the sum or sums equal to such shortfall.

3.           The obligations of the Completion Guarantor under this Completion Guaranty shall be absolute, unconditional and irrevocable. The Completion Guarantor shall be liable as primary obligor for the payment and performance of its obligations under this Completion Guaranty, regardless of any defense or set-off or counterclaim which Borrower may have or assert, and regardless of whether or not the Lender has instituted any action, suit or proceeding, or exhausted its remedies or taken any steps to enforce any rights against the Borrower or any other party to compel any such performance, either pursuant to the Loan Documents, or at law or in equity, and regardless of any other condition or contingency.   However, nothing contained herein shall prevent the Lender from pursuing any right or remedy it may now have or hereafter acquire against the Borrower or any other party, notwithstanding that the same may in fact destroy any rights that the Completion Guarantor may have against or with respect to, the Borrower or any third party, and the Completion Guarantor agrees that the exercise of any such right or remedy by the Lender shall not constitute a discharge of any of the obligations of the Completion Guarantor under this Completion Guaranty.

4.           The obligations, covenants, agreements and duties of the Completion Guarantor under this Completion Guaranty shall not be released, affected or impaired, without the written consent of the Lender, by (a) any waiver by the Lender, or by any indorsee or assignee of the Lender of the performance or observance by the Borrower of any of its agreements, covenants, terms or conditions contained in the Loan Documents; or (b) any extension of the time for payment by the Borrower of any amounts payable under or in connection with the Loan Documents, or of the time for performance by the Borrower or any other obligations under or arising out of the Loan Documents or any extensions or renewals thereof; or (c) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Borrower set forth in the Loan Documents; or (d) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Borrower or the Completion Guarantor; or (e) any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting the Borrower or the Completion Guarantor or any of their respective assets; or (f) any invalidity, irregularity, or unenforceability of any agreement (including the Construction Contract) involving the Improvements; or (g) any right, claim, or defense of any character whatsoever available to the General Contractor under the Construction Contract, including, without limitation, any right, claim or defense, or rescission , recoupment, reduction, termination, set-off, counterclaim or waiver; or (h) any act, omission or breach (including without limitation an Event of Default under the Loan Agreement) on the part of the Borrower or the General Contractor, or any other person; or (i) the release or discharge of the Borrower from the performance or observance of any agreement, covenant, term or condition contained in the Loan Documents; or (j) any amendment, alteration, modification or change to the Plans and Specification or the Construction Contract made by the Borrower, including, without limitation, change orders, the Completion Guarantor acknowledging that, in its capacity as manager of the Borrower, and for the purpose of observing and performing its obligations under this Completion Guaranty,  it will have direct involvement with any and all such amendments, alterations, modification and changes; or  (k) the operation of law or any other cause, whether similar to or dissimilar to the foregoing.

5.           Any and all payments required to be made to the Lender by the Completion Guarantor under this Completion Guaranty shall be in lawful money of the United States in federal or immediately available funds.

6.           No failure or delay on the part of the Lender or any indorsee or assignee of the Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No amendment, modification, termination or waiver of any provision of this Completion Guaranty, nor consent to any departure by the Completion Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender or such indorsee or assignee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Completion Guarantor in any case shall entitle the Completion Guarantor to any other or further notice or demand in similar or other circumstances.

7.           The Completion Guarantor agrees to maintain at all times an aggregate “Net Worth”, as defined below, of not less than $500,000,000.00.  As used herein, the term “Net Worth” shall mean the excess of “total assets” over “total liabilities”, as determined in accordance with generally accepted accounting principles.  The Completion Guarantor acknowledges that its agreement to maintain an aggregate Net Worth of not less than $500,000,000.00 is a material consideration for the Lender to make the Loan to the Borrower, and that if the Completion Guarantor fails to maintain an aggregate Net Worth of not less than $500,000,000.00 at any time during the term of the Loan, and fails to correct the deficiency within thirty (30) days after notification thereof from the Lender, then, in such event, the Completion Guarantor will, upon request of the Lender, promptly furnish or make available to the Lender such satisfactory additional security in such manner as the Lender may reasonably request to compensate for such failure.

8.           The Completion Guarantor will at all times maintain 100% of the ownership interests in Waimanu Development LLC, and will ensure that Waimanu Development LLC at all times maintains at least a 50% ownership interest in the Borrower.  The Completion Guarantor will submit to the Lender, within ninety (90) days after the close of each fiscal year, its annual (unaudited) financial statements in form satisfactory to the Lender.  The Lender agrees to observe the confidentiality provisions of Section 11.22 of the Loan Agreement with respect to all of the financial and other information which it receives in connection herewith.

9.           The Completion Guarantor hereby waives, releases and discharges any claim or right that it may have to be subrogated to the rights of the Lender following the performance of any obligation of the Completion Guarantor under this Completion Guaranty.  This waiver, release and discharge (with regard to subrogation) shall continue even after all indebtedness under the Loan has been paid in full and the obligations of the Lender under the Loan Documents have terminated.

10.           The obligations of the Completion Guarantor under this Completion Guaranty shall be continuing obligations and a new cause of action shall be deemed to arise in respect to each default thereunder. The Completion Guarantor shall from time to time deliver, upon written request of the Lender or any indorsee or assignee of the Lender, satisfactory acknowledgments of the Completion Guarantor’s continued liability hereunder.

11.           All of the covenants, agreements, terms and conditions contained in this Completion Guaranty shall bind and inure to the benefit of the Completion Guarantor and its successors and permitted assigns, and shall bind, inure to the benefit of and be enforceable by the Lender and the indorsees and assignees of the Lender. This Completion Guaranty is also given for the benefit of any person claiming by, through or under the Lender and any purchaser of the security or any portion thereof at foreclosure or otherwise as a result of the exercise of any right or remedy provided under the Loan Documents as permitted by law.

12.           This Completion Guaranty shall for all purposes be construed and interpreted in accordance with and shall be governed by the laws of the State of Hawaii. The Completion Guarantor hereby consents to jurisdiction in the Circuit Court of the First Circuit of the State of Hawaii and agrees that service of process may be made by serving a copy of the summons and complaint upon the Completion Guarantor at the address set forth below in accordance with the applicable laws of the State of Hawaii.

13.           The Completion Guarantor shall indemnify the Lender from and against all costs and expenses, including, but not limited to, all court costs and reasonable  attorneys’ fees, whether or not legal action be instituted, incurred or paid by the Lender in enforcing this Completion Guaranty.

14.           If any term or provision of this Completion Guaranty shall be determined to be illegal or unenforceable, all other terms and provisions thereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by law.

15.           Any notices, demands and requests required under this Completion Guaranty shall be in writing and shall be deemed to have been given or made if served personally, or sent by the United States registered or certified mail, postage prepaid, addressed to the addresses set forth below or to such other addresses as either party may hereafter designate by like notice.

To the Lender at:	999 Bishop Street
Honolulu, Hawaii 96813
Attention:  Commercial Real Estate Division

To the Completion Guarantor at:	822 Bishop Street
Honolulu, Hawaii  96813
Attention:  Michael G. Wright

16.           The provisions of this Completion Guaranty shall extend and be applicable to all renewals, amendments, extensions and modifications of the Loan Documents, and all references to such documents shall be deemed to include any such renewals, extensions, amendments or modifications thereof.

17.           The initiation of foreclosure proceedings by the Lender or the exercise of any other rights or remedies by the Lender under the Loan Documents shall not exonerate the Completion Guarantor in any respect, and notwithstanding such action by the Lender, the Completion Guarantor shall remain fully liable and responsible to perform its obligations under the terms of this Completion Guaranty.

18.           The Completion Guarantor hereby knowingly, voluntarily and intentionally waives any right it may have to a jury trial in any legal proceeding which may be hereinafter instituted by the Lender or the Completion Guarantor to assert any of their respective claims arising out of or relating to this Completion Guaranty or any of the other Loan Documents or any other agreement, instrument or document contemplated thereby.  In such event, the Completion Guarantor, at the request of the Lender, shall cause its attorney of record to effectuate such waiver in compliance with the Hawaii Rules of Civil Procedure, as the same may be amended from time to time.

19.           The Lender, the Borrower and the Completion Guarantor are obligated to comply with the laws and regulations administered by the United States Office of Foreign Asset Control (“OFAC Restrictions”).  In order to comply with OFAC Restrictions, the Lender may be required to temporarily suspend processing or funding of the Loan, which may result in delayed availability of funds, or may be prohibited from closing the Loan altogether.  The Completion Guarantor agrees to the foregoing, and further agrees that if the Lender is required by applicable OFAC Restrictions to suspend processing or funding of the Loan, or is prohibited by applicable OFAC Restrictions from closing the Loan, the Completion Guarantor will nevertheless continue to perform and will not be relieved from its obligations under this Completion Guaranty, and the Lender will not be liable for any damages of any kind or nature (including, without limitation, actual, consequential, special, incidental, punitive, or indirect damages, whether arising out of claims for “lender liability” or any other cause), which the Borrower or the Completion Guarantor may suffer or incur in connection with any such suspension of, or failure to close, the Loan.

IN WITNESS WHEREOF, the Completion Guarantor has executed this instrument as of November 30, 2012.

A & B PROPERTIES, INC.

By          /s/ Michael G. Wright

Its  Executive Vice President

By         /s/ Charles W. Loomis

Its  Assistant Secretary

STATE OF HAWAI' I                                                         )
)           SS:
CITY AND COUNTY OF HONOLULU                             )

On November 28, 2012, in the First Circuit, State of Hawai'i, before me personally appeared Michael G. Wright, and Charles W. Loomis,to me personally known, who, being by me duly sworn or affirmed, did say that they are the Executive Vice President and Assistant Secretary respectively, of A & B Properties, Inc., a Hawaii corporation, that said persons executed the foregoing instrument identified or described as Completion Guaranty on behalf of said A & B Properties, Inc., by authority of its board of directors and said Michael G. Wright and Charles W. Loomis  acknowledged the instrument to be the free act and deed of said corporation.

The foregoing instrument is undated and contained 10 pages at the time of this acknowledgment/certification.

                         /s/ Dayle S. Sasaki-Hamamoto
Print Name:    Dayle S. Sasaki-Hamamoto
Notary Public, State of Hawai'i
My commission expires: August 3, 2015